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                                                                    EXHIBIT 99.9

                            NETWORK APPLIANCE, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                          WEBMANAGE TECHNOLOGIES, INC.

                            2000 STOCK INCENTIVE PLAN


OPTIONEE:  _______________,

                STOCK OPTION ASSUMPTION AGREEMENT effective as of the 13th day of November, 2000.

                WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of WebManage Technologies, Inc., a Delaware corporation ("WebManage"), which were granted to Optionee under WebManage Technologies, Inc. 2000 Stock Incentive Plan (the "Plan").

                WHEREAS, each of those options is evidenced by a Stock Option Agreement (the "Option Agreement") issued to Optionee under the Plan.

                WHEREAS, WebManage has been acquired by Network Appliance, Inc., a California corporation ("NetApp"), through the merger of WebManage with and into NetApp (the "Merger") pursuant to the Agreement and Plan of Merger by and among NetApp and WebManage, dated August 31, 2000 (the "Merger Agreement").

                WHEREAS, the provisions of the Merger Agreement require the obligations of WebManage under each outstanding option under the Plan to be assumed by NetApp at the consummation of the Merger and the holder of each outstanding option to be issued an agreement evidencing the assumption of such option.

                WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.02543 of a share of NetApp common stock ("NetApp Stock") for each outstanding share of WebManage common stock ("WebManage Stock") (rounded down to the nearest whole number of shares of NetApp Stock).

                WHEREAS, the purpose of this Agreement is to evidence the assumption by NetApp of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by NetApp in the Merger.

                NOW, THEREFORE, it is hereby agreed as follows:

                1. The number of shares of WebManage Stock subject to the options held by Optionee immediately prior to the Effective Time (the "WebManage Options") and the exercise price payable per share are set forth below. NetApp hereby assumes, as of the Effective Time, all



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the duties and obligations of WebManage under each of the WebManage Options. In connection with such assumption, the number of shares of NetApp Stock purchasable under each WebManage Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of NetApp Stock subject to each WebManage Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of NetApp Stock under the assumed WebManage Option shall also be as indicated for that option below.

            WEBMANAGE STOCK OPTIONS                           NETAPP ASSUMED OPTIONS

# of Shares of WebManage      Exercise Price          # of Shares          Adjusted Exercise
      Common Stock               per Share             of NetApp            Price per Share
                                                     Common Stock
                              $                                            $

                2. The intent of the foregoing adjustments to each assumed WebManage Option is to assure that the spread between the aggregate fair market value of the shares of NetApp Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will not, immediately after the consummation of the Merger, be greater than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the WebManage Stock subject to the WebManage Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the WebManage Option immediately prior to the Merger.

                3. Each WebManage Option shall continue to have a maximum term of ten (10) years from the date of grant, subject to earlier termination (as provided in the applicable Option Agreement) following Optionee's cessation of service or employment.

                4. The following provisions shall govern each WebManage Option hereby assumed by NetApp:

                                (a) Unless the context otherwise requires, all
                references in each Option Agreement and the applicable Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows: (i) all references to the "Company" or "Corporation" shall mean NetApp, (ii) all references to "Common Stock" shall mean shares of NetApp Stock, (iii) all references to the "Board" shall mean the Board of Directors of NetApp and
                (iv) all references to the "Plan Administrator" shall mean the Compensation Committee of the NetApp Board of Directors.

                                (b) Except as modified by this Agreement, the
                grant date and the expiration date of each assumed WebManage Option and all other provisions which govern either the exercise or the termination of the assumed WebManage Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the applicable Plan and the Option Agreement



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                shall accordingly govern and control Optionee's rights under this Agreement to purchase NetApp Stock under the assumed WebManage Option.

                                (c) Each WebManage Option assumed by NetApp
                which was originally designated as an Incentive Stock Option under the federal tax laws shall retain such Incentive Stock Option status to the maximum extent allowed by law.

                                (d) Each WebManage Option hereby assumed by
                NetApp shall continue to vest and become exercisable in accordance with the same installment vesting schedule in effect for that option under the applicable Option Agreement immediately prior to the Effective Time; except, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                                (e) For purposes of applying any and all
                provisions of the Option Agreement and the applicable Plan relating to Optionee's status as an employee or a consultant of WebManage, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to NetApp or any present or future majority-owned NetApp subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed WebManage Options upon Optionee's cessation of service as an employee or a consultant of WebManage shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with NetApp and its subsidiaries, and each assumed WebManage Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee or consultant status.

                                (f) The adjusted exercise price payable for the
                NetApp Stock subject to each assumed WebManage Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of NetApp Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as WebManage Stock prior to the Merger shall be taken into account.

                                (g) In order to exercise each assumed WebManage
                Option, Optionee must deliver to NetApp a written notice of exercise in which the number of shares of NetApp Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of NetApp Stock and should be delivered to NetApp at the following address:

                             Network Appliance, Inc.
                             495 East Java Drive
                             Sunnyvale, CA 94089
                             Attention:  Janice Mahoney



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                5. Except to the extent specifically modified by this Option
Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

                IN WITNESS WHEREOF, Network Appliance, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 13th day of November, 2000.


                                            NETWORK APPLIANCE, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                 ACKNOWLEDGMENT

                The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her WebManage Options hereby assumed by NetApp are as set forth in the Option Agreement, the applicable Plan and such Stock Option Assumption Agreement.

                                            ------------------------------------
                                            ____________________, OPTIONEE


DATED:  __________________, 2000



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